AMENDMENT NUMBER 1

to

EXPENSE LIMITATION AGREEMENT

THIS AMENDMENT, effective commencing on November 15, 2021, is made and entered into by and between CROSSMARK GLOBAL INVESTMENTS, INC. (the “Adviser”) and STEWARD FUNDS, INC. (the “Company”), on its own behalf and on behalf of its series listed on Appendix A hereto, as may be amended from time to time (the “Funds”).

WHEREAS, the Company and the Adviser are parties to an Expense Limitation Agreement dated August 1, 2019 (the “Agreement”), pursuant to which the Adviser agrees, subject to certain limitations, to reduce the fees payable and/or reimburse certain other expenses of the Funds to the extent necessary to limit the total annual operating expenses of each Fund; and

WHEREAS, the Company has created additional series for which it also desires to engage the Adviser to provide such services;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Company, each Fund and the Adviser as follows:

1. SCHEDULE A is replaced in its entirety with the amended and restated SCHEDULE A attached to this Amendment.

2. All other terms and conditions set forth in the Agreement continue without change, amendment, or restatement.

[Signature page follows]

Amendment 1 to Expense Limitation Agreement – Steward Funds, Inc.

Effective: November 15, 2021

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of November 15, 2021.

STEWARD FUNDS, INC.

By	/s/ Michael L. Kern
Date:	November 15, 2021
Name:	Michael L. Kern, III, CFA
Title:	President

CROSSMARK GLOBAL INVESTMENTS, INC.

By	/s/ Michael L. Kern
Date:	November 15, 2021
Name:	Michael L. Kern, III, CFA
Title:	President

Amendment 1 to Expense Limitation Agreement – Steward Funds, Inc.

Effective: November 15, 2021

Dated as of: November 15, 2021

SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

OPERATING EXPENSE LIMITS

Fund/Class Name	Maximum Operating Expense Limit[1]

Steward Covered Call Income Fund

• Class A	1.25%

• Class C	2.00%

• Class R6	0.90%

• Institutional Class	1.00%

Steward Equity Market Neutral Fund

• Class A	2.25%

• Class C	3.00%

• Class R6	1.90%

• Institutional Class	2.00%

Steward Large Cap Core Fund

• Class A	1.00%

• Class C	1.75%

• Class R6	0.65%

• Institutional Class	0.75%

Steward Large Cap Growth Fund

• Class A	1.00%

• Class C	1.75%

• Class R6	0.65%

• Institutional Class	0.75%

[1]	Expressed as a percentage of a Fund’s average daily net assets.

Amendment 1 to Expense Limitation Agreement – Steward Funds, Inc.

Effective: November 15, 2021

Steward Large Cap Value Fund

• Class A	1.00%

• Class C	1.75%

• Class R6	0.65%

• Institutional Class	0.75%

Steward Small Cap Growth Fund

• Class A	1.25%

• Class C	2.00%

• Class R6	0.90%

• Institutional Class	1.00%

STEWARD FUNDS, INC.

By:	/s/ Michael L. Kern, III
Date: November 15, 2021
Name: Michael L. Kern, III, CFA
Title: President

CROSSMARK GLOBAL INVESTEMENTS, INC.

By:	/s/ Michael L. Kern, III
Date: November 15, 2021
Name: Michael L. Kern, III, CFA
Title: President

Amendment 1 to Expense Limitation Agreement – Steward Funds, Inc.

Effective: November 15, 2021